Exhibit 99.2

COHU, INC. 12367 CROSTHWAITE CIRCLE POWAY, CA 92064 FAX (858) 848-8185 PHONE (858) 858-8100

Cohu Announces Closing of Private Upsized Offering

of $287,500,000 of 1.50% Convertible Senior Notes Due 2031

●	Strengthens balance sheet to fuel long-term growth at an attractive rate
●	Structured efficiently with approximately five-year maturity and $27.1758 effective conversion price per share

POWAY, Calif., September 29, 2025 - Cohu, Inc. (NASDAQ: COHU) (“Cohu” or the “Company,” “we” or “our”), a global supplier of equipment and services optimizing semiconductor manufacturing yield and productivity, today announced the closing of $287,500,000 aggregate principal amount of 1.50% Convertible Senior Notes due 2031 (the “notes”), including the exercise in full of the option granted to the initial purchasers to purchase up to $27,500,000 aggregate principal amount of notes.

Cohu President and CEO, Luis A. Müller, said: "We are excited to have successfully completed our convertible bond offering, which enhances our strategic flexibility and supports our growth initiatives. In addition, by entering into a capped call transaction, we are taking steps to limit potential shareholder dilution, reflecting our ongoing commitment to maximizing value for our investors."

The offering of the notes was structured with a 1.50% interest rate, an approximately five-year maturity and an initial conversion price of approximately $27.1758 per share, representing an initial conversion premium of approximately 32.50% above the closing price of $20.51 per share of Cohu’s common stock on September 24, 2025.

In connection with the offering of the notes, Cohu entered into capped call transactions, which increase the effective conversion price of the notes to a 100% premium above the closing price of Cohu’s common stock on September 24, 2025. The capped call transactions are expected to reduce dilution or offset any cash payments Cohu is required to make in excess of the principal amount of converted notes, as the case may be, upon a conversion of the notes up to a stock price of $41.02 per share of Cohu’s common stock, subject to adjustment under the terms of the capped call transactions.

Upon conversion, Cohu will satisfy its conversion obligations by paying cash up to the aggregate principal amount of the notes to be converted and paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted.

DLA Piper LLP (US) and ICR Capital LLC served as legal counsel and financial advisor to the Company, respectively.

About Cohu

Cohu (NASDAQ: COHU) is a global technology leader supplying test, automation, inspection and metrology products and services to the semiconductor industry. Cohu’s differentiated and broad product portfolio enables optimized yield and productivity, accelerating customers’ manufacturing time-to-market.

Forward-Looking Statements

Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the anticipated effects of the offering and the capped call transactions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Any third-party industry analyst forecasts quoted are for reference only and Cohu does not adopt or affirm any such forecasts.

Actual results and future business conditions could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: new product investments and product enhancements which may not be commercially successful; the semiconductor industry is seasonal, cyclical, volatile and unpredictable; recent erosion in mobile, automotive and industrial market sales; our ability to manage and deliver high quality products and services; failure of sole source contract manufacturer or our ability to manage third-party raw material, component and/or service providers; ongoing inflationary pressures on material and operational costs coupled with rising interest rates; economic recession; the semiconductor industry is intensely competitive, subject to rapid technological changes, and experiences consolidation of key customers for semiconductor test equipment; a limited number of customers account for a substantial percentage of net sales; significant exports to foreign countries with economic and political instability and competition from a number of Asia-based manufacturers; our relationships with customers may deteriorate; loss of key personnel; risks of using artificial intelligence within Cohu’s product developments and business; reliance on foreign locations and geopolitical instability in such locations critical to Cohu and its customers; natural disasters, war and climate-related changes, including related economic impacts; levels of debt; access to sufficient capital on reasonable or favorable terms; foreign operations and related currency fluctuations; required or desired accounting charges and the cost or effectiveness of accounting controls; instability of financial institutions where we maintain cash deposits and potential loss of uninsured cash deposits; significant goodwill and other intangibles as percentage of our total assets; increasingly restrictive trade and export regulations impacting our ability to sell products, specifically within China; risks associated with acquisitions, investments and divestitures such as integration and synergies; constraints related to corporate governance structures; share repurchases and related impacts; financial or operating results that are below forecast or credit rating changes impacting our stock price or financing ability; law/regulatory changes and including environmental or tax law changes; significant volatility in our stock price; the risk of cybersecurity breaches; enforcing or defending intellectual property claims or other litigation.

These and other risks and uncertainties are discussed more fully in Cohu’s filings with the SEC, including our most recent Form 10-K and Form 10-Q, and the other filings made by Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Cohu, Inc.
Jeffrey D. Jones - Investor Relations
858-848-8106